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                                                                    EXHIBIT 10.1

                                  SCANSOFT, INC.
                                 2000 STOCK PLAN
                       RESTRICTED STOCK PURCHASE AGREEMENT

(A) Name of Grantee:           ________________
(B) Credit Date:               ________________
(C) Number of Shares:          ________________
(D) Price per Share:           ________________
(E) Effective Date:            ________________

      THIS RESTRICTED STOCK PURCHASE GRANT AGREEMENT (the "AGREEMENT"), is made and entered into as of the date set forth in Item E above (the "EFFECTIVE DATE") between ScanSoft, Inc., a Delaware corporation (the "COMPANY") and the person named in Item A above ("GRANTEE").

            THE PARTIES AGREE AS FOLLOWS:

1. STOCK PURCHASE RIGHTS. Pursuant to the Company's 2000 Stock Plan (the "PLAN"), a copy of which is attached to this Agreement as Exhibit 1, the Company hereby credits to a separate account maintained on the books of the Company (the "ACCOUNT") Stock Purchase Rights which will give Grantee the right to receive that number of shares of Common Stock of the Company, par value $0.001 (the "SHARES") listed in Item C above on the terms and conditions set forth herein and in the Plan, the terms and conditions of the Plan being hereby incorporated into this agreement by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan

2. COMPANY'S OBLIGATION TO PAY; PURCHASE PRICE. Each Stock Purchase Right has a value equal to the Fair Market Value of a Share on the date of this Agreement. Unless and until the Stock Purchase Rights will have vested in the manner set forth in Section 3, the Grantee will have no right to receive the Shares subject to the Stock Purchase Rights. Prior to actual payment of any Shares, such Stock Purchase Rights will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. The purchase price for the Shares subject to the Stock Purchase Rights shall be the price set forth in Item D above.

3.    VESTING. [INSERT VESTING SCHEDULE].

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      In the event of a Change of Control, as defined below, and within six months of the Change of Control the Grantee's employment is terminated without cause, as defined below, the unvested stock purchase rights will accelerate.

                  Change of Control. For the purposes of this Agreement, a "Change of Control" means: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors ("Incumbent Directors" will mean directors who either (A) are members of the Board as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Board at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company)); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

                  Cause. For purposes of this Agreement, "Cause" means Grantee's employment with the Company is terminated after a majority of the Board has found any of the following to exist: (i) Grantee's theft, dishonesty that materially harms the Company or falsification of any Company records;
      (ii) disclosure of the Company's confidential or proprietary information which violates the terms of the Confidential Information Agreement; (iii) Grantee's continued substantial willful nonperformance (except by reason of Disability) of his employment duties after Grantee has received a written demand for performance by the Board and has failed to cure such nonperformance within 15 business days of receiving such notice; or (iv) Grantee's conviction of, or plea of nolo contendere to, a felony which such conviction or plea materially harms the business or reputation of the Company

4. FORFEITURE UPON TERMINATION AS SERVICE PROVIDER. Notwithstanding any contrary provision of this Agreement, if the Grantee terminates service as a Service Provider for any or no reason prior to vesting, the Stock Purchase Rights awarded by this Agreement will thereupon be forfeited at no cost to the Company.

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5.    PAYMENT AFTER VESTING. Any Stock Purchase Rights that vest in accordance with Section 3 will be paid to the Grantee in Shares at the purchase price (which shall e satisfied through past services to the Company) set forth in Section 2, provided that to the extent determined appropriate by the Company, the Grantee shall satisfy any federal, state and local withholding taxes with respect to such Stock Purchase Rights prior to the payment of any vested Shares to the Grantee.

6. RIGHTS AS STOCKHOLDER. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Grantee.

7. TAX ADVICE. The Company has made no warranties or representations to Grantee with respect to the income tax consequences of the transactions contemplated by the agreement pursuant to which the Stock Purchase Rights have been issued and Shares will be purchased and Grantee is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Grantee acknowledges that the Grantee has not relied and will not rely upon the Company or the Company's counsel with respect to any tax consequences related to the Stock Purchase Rights or the ownership, purchase, or disposition of the Shares. The Grantee assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Stock Purchase Rights and the Shares.

8. WITHHOLDING OF TAXES. Notwithstanding any contrary provision of this Agreement, no certificate representing Shares may be released from the Company unless and until the Grantee shall have delivered to the Company the full amount of any federal, state or local income or other taxes which the Company may be required by law to withhold with respect to such Shares. At the election of the Company, any federal, state and local withholding taxes with respect to the Stock Purchase Rights and/or the Shares may be paid by reducing the number of vested Shares actually paid to the Grantee.

      8.1. Trade for Taxes. At the Grantee's election, the Company may deduct from any payment of distribution of Restricted Stock the amount of any tax required by law to be withheld with respect to the purchase of the shares of Restricted Stock or the lapse of the Purchase Option.

            GRANTEE MUST INFORM THE COMPANY OF HIS OR HER PREFERENCE FOR PAYMENT OF THEIR WITHHOLDING TAX OBLIGATIONS WITHIN 30 DAYS FROM THE DATE OF RECEIPT OF GRANT. AN ELECTION FORM IS ATTACHED HERETO AS EXHIBIT A.

9. ASSIGNMENT; BINDING EFFECT. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon and inure to the benefit of the executors,

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      administrators, heirs, legal representatives, and successors of the parties hereto; provided, however, that Grantee may not assign any of Grantee's rights under this Agreement.

10. DAMAGES. Grantee shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Stock Purchase Rights which is not in conformity with the provisions of this Agreement.

11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts excluding those laws that direct the application of the laws of another jurisdiction.

12. NOTICES. All notices and other communications under this Agreement shall be in writing. Unless and until the Grantee is notified in writing to the contrary, all notices, communications, and documents directed to the Company and related to the Agreement, if not delivered by hand, shall be mailed, addressed as follows:

                                  ScanSoft, Inc.
                               9 Centennial Drive
                                Peabody, MA 01960
                   Attention: Vice President, Human Resources

      Unless and until the Company is notified in writing to the contrary, all notices, communications, and documents intended for the Grantee and related to this Agreement, if not delivered by hand, shall be mailed to Grantee's last known address as shown on the Company's books. Notices and communications shall be mailed by first class mail, postage prepaid; documents shall be mailed by registered mail, return receipt requested, postage prepaid. All mailings and deliveries related to the Agreement shall be deemed received when actually received, if by hand delivery, and two business days after mailing, if by mail.

13. ARBITRATION. Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Essex County in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 14 shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 13 shall be valid and sufficient.

14. NO RIGHTS TO STOCK PURCHASE RIGHTS, SHARES, OPTIONS OR EMPLOYMENT. Other than with respect to the Stock Purchase Rights, neither Grantee nor any other person shall have any claim or right to be issued stock or granted an option under the Plan. Having received a Stock Purchase Right under the Plan shall not give the Grantee any

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      right to receive any other grant or option under the Plan. This Stock
      Purchase Right is not an employment contract and nothing in this Stock Purchase Right shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or the Company to continue your employment with the Company.

15. ENTIRE AGREEMENT. Company and Grantee agree that this Agreement (including its attached Exhibits) is the complete and exclusive statement between Company and Grantee regarding its subject matter and supersedes all prior proposals, communications, and agreements of the parties, whether oral or written, regarding the grant Stock Purchase Rights and Shares to Grantee.

16. ADDITIONAL CONDITIONS TO ISSUANCE OF SHARES. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Grantee, such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

17. ADMINISTRATOR AUTHORITY. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Stock Purchase Rights have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. AGREEMENT SEVERABLE. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

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                                           ScanSoft, Inc.

                                           By:__________________________________


      The Grantee hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement and the Plan.

                                              __________________________________
                                              Grantee

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                                     EXHIBIT

Exhibit 1   2000 Stock Plan
Exhibit A   Trade-for-Taxes

                                EXHIBIT 1 OF THE
                      RESTRICTED STOCK PURCHASE AGREEMENT

2000 Stock Plan

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EXHIBIT A

TO:   Grantee

FROM: Director - Equity, Payroll & Compliance

RE:   Payment of Withholding Taxes Applicable to Restricted Stock Awards

As you know, ScanSoft, Inc. ("Company") granted you an award of Company restricted stock (the "Award"). In connection with the Award, you will have taxable income at the time the Award vests.

Under applicable law, withholding taxes are due and payable at the time the Award vests. Before Company delivers to you any shares under the Award, Company must withhold applicable federal, state, and local taxes (the "Withholding Tax"). The current federal supplemental wage withholding rate is twenty-five percent (25%). In addition to the federal supplemental wage withholding rate, withholding for state and local taxes may also be required, the rate of which will vary depending on where you live.

In connection with your Award, you agreed to make appropriate arrangements regarding the Withholding Tax applicable to your Award.

Company is offering you the opportunity to elect one of two methods to satisfy your Withholding Tax. Select one of the two methods of payment described below:

            PAYMENT BY CHECK. Our stock administration department will contact you via e-mail with the amount of the Withholding Tax due and payable. Please make your check payable to ScanSoft, Inc. and mail it to ScanSoft, Inc., Attention: Payroll Department, 9 Centennial Drive, Peabody, MA 01960. You are required to satisfy your Withholding Tax obligations by tendering to Company the amount of the Withholding Tax due and payable the day after Company notifies you of the amount.

            RETENTION OF SHARES BY THE COMPANY. Company will retain the number of shares equal to the amount of minimum withholding due and payable. Fractional shares will not be retained to satisfy any portion of the withholding tax. Accordingly, you agree that in the event that the amount of withholding you owe would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from your paycheck. If such amount is required to be withheld, you expressly acknowledge that by checking this box you are giving the Company permission to withhold from your paycheck an amount equal to the remaining withholding tax due and payable.

Please elect the method of payment that you wish to satisfy your Withholding Tax from the two choices above, sign and date the form, and return it to the Payroll Department at ScanSoft, Inc. no later than 30 DAYS FROM DATE OF RECEIPT OF GRANT. You may either mail this election form to: ScanSoft, Inc., Payroll Department, 9 Centennial Drive, Peabody, MA 01960 or fax it to 978-977-2186, attn: Payroll Department/Withholding Election.

By signing below, I understand (1) that Company will withhold an amount required by applicable law to satisfy the minimum Withholding Tax applicable to my Award, and (2) agree to have such Withholding Tax obligation satisfied by the method I checked above.

_____________________________                               _______________,2004